CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (333-191710 and 811-22897) under the Securities Act of 1933 Pre-Effective Amendment No. 2 and the Investment Company Act of 1940 Amendment No. 2 and related Prospectus of our report dated January 21, 2014, relating to the financial statements of Context Alternative Strategies Fund.

We also consent to the reference to our Firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

 /s/ Rothstein Kass

Roseland, New Jersey
January 24, 2014